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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 9, 1998, included or incorporated by reference in this Form 10-K, into the previously filed registration statements as follows: (1) PG&E Corporation's Form S-3 Registration Statement File No. 333-16255 (relating to PG&E Corporation's Dividend Reinvestment Plan); (2) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-64136 (relating to $2,000,000,000 aggregate principal amount of Pacific Gas and Electric Company's First and Refunding Mortgage Bonds and Medium-Term Notes);
(3) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-50707 (relating to $1,500,000,000 aggregate principal amount of Pacific Gas and Electric Company's First and Refunding Mortgage Bonds); (4) PG&E Corporation's Form S-8 Registration Statement File No. 33-50601 (relating to the Pacific Gas and Electric Company Savings Fund Plan for Employees); (5) PG&E Corporation's Form S-8 Registration Statement File No. 33-23692 (relating to PG&E Corporation's 1986 Stock Option Plan); (6) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-62488 (relating to 10,000,000 shares of Pacific Gas and Electric Company's Redeemable First Preferred Stock); (7) Form S-3 Registration Statement File No. 33-61959 (relating to $335,000,000 aggregate liquidation value of Cumulative Quarterly Income Preferred Securities); (8) PG&E Corporation's Form S-8 Registration Statement File No. 333-16253 (relating to PG&E Corporation's Long-Term Incentive Program), (9) PG&E Corporation's Form S-3 Registration Statement File No.333-25685 (relating to the resale of PG&E Corporation shares held by certain shareholders), (10) PG&E Corporation's Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement File No. 333-27015 (relating to Valero Energy Corporation Stock Option Plan No. 4, Valero Energy Corporation Stock Option Plan No. 5, and Valero Energy Corporation Executive Stock Incentive Plan), and (11) PG&E Corporation's Form S-8 Registration Statement File No. 333-33657 (relating to PG&E Gas Transmission, Texas Corporation Savings Fund Plan).

/s/ Arthur Anderson LLP
San Francisco, California
   March 4, 1998